Exhibit 99.1

Excerpts from the Preliminary Offering Memorandum of MGP Escrow Issuer, LLC, Dated April 4, 2016

Certain operational and non-U.S. GAAP financial measures of MGM and the Operating Partnership

In order to evaluate the business results of casino resorts, MGM Resorts International (“MGM”) monitors their net revenues and Adjusted Property EBITDA, as well as the key hotel performance indicators of occupancy rate, average daily rate (“ADR”) and revenue per available room (“REVPAR”). MGM’s calculation of ADR, which is the average price of occupied rooms per day, includes the impact of complimentary rooms. Complimentary room rates are determined based on an analysis of retail or “cash” rates for each customer segment and each type of room product to estimate complimentary rates which are consistent with retail rates. Complimentary rates are reviewed at least annually and on an interim basis if there are significant changes in market conditions. Because the mix of rooms provided on a complimentary basis, particularly to casino customers, includes a disproportionate suite component, the composite ADR including complimentary rooms is slightly higher than the ADR for cash rooms, reflecting the higher retail value of suites. REVPAR is a summary measure of hotel results, combining ADR and occupancy rate.

MGM uses Adjusted EBITDA and Adjusted Property EBITDA as the primary profit measure for its reportable segments. Adjusted EBITDA is a measure defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, and property transactions, net. Adjusted Property EBITDA is a measure defined as Adjusted EBITDA before corporate expense and stock compensation expense related to MGM’s stock option plan, not allocated to each casino resort. Adjusted EBITDA or Adjusted Property EBITDA should not be construed as an alternative to operating income or net income, as an indicator of MGM’s performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. MGM has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA or Adjusted Property EBITDA. Also, other companies in the gaming and hospitality industries that report Adjusted EBITDA or Adjusted Property EBITDA information may calculate Adjusted EBITDA or Adjusted Property EBITDA in a different manner.

Please see Annex I for a reconciliation of MGM’s Adjusted EBITDA and Adjusted Property EBITDA to net income (loss) and of MGM’s operating income (loss) to Adjusted Property EBITDA and Adjusted EBITDA, all as reported by MGM. We are unable to provide a reconciliation of estimated stabilized Adjusted Property EBITDA objectives to estimated net income or operating income for future development projects as a result of the uncertainty regarding, and the potential variability of, start-up and related expenses, depreciation and amortization expense and other expenses, that are expected to be incurred in the future.

Please see “Reconciliation of pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA to Net Income” for a reconciliation of the pro forma Further Adjusted EBITDA of MGM Growth Properties Operating Partnership LP (the “Operating Partnership”).

Summary historical financial statements and pro forma financial information

Following the Formation Transactions (described below), which include the initial public offering (the “IPO”) of MGM Growth Properties LLC (“MGP”) (with the proceeds therefrom to be used by MGP to purchase Operating Partnership Units (as defined below)), the incurrence by the Operating Partnership of $3.4 billion principal amount of new indebtedness (the “Financing”) in the form of (1) the notes to be issued in this offering, (2) a senior secured revolving credit facility (the “Revolving Credit Facility”), (3) a senior secured term loan A facility (the “Term Loan A Facility”) and (4) a senior secured term loan B facility (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “Term Loan Facilities”), and the merger of MGP Escrow Issuer, LLC with and into the Operating Partnership, and the assumption by the Operating Partnership of the Bridge Facilities (as defined below) which are to be repaid with the proceeds of the above-mentioned financings, we will be primarily engaged in the real property business. Initially, our portfolio will consist of nine premier destination resorts operated by MGM, including properties that we believe are among the world’s finest casino resorts, and The Park in Las Vegas (collectively, the “Properties”) that are owned by subsidiaries of MGM as of the date of this offering memorandum, which will be contributed to us by subsidiaries of MGM in connection with the Formation Transactions. A subsidiary of the Operating Partnership (the “Landlord”) will lease all of the Properties to a subsidiary of MGM (the “Tenant”) pursuant to a long-term triple-net master lease agreement (the “Master Lease”). We initially expect to generate revenues by leasing the Properties to the Tenant.

The following summary financial information does not reflect our financial position or results of operations for the periods indicated. The Predecessor Financial Statements presented below were prepared by combining the financial results of the Properties expected to be owned by us at the completion of the Formation Transactions. The following table should be read in conjunction with: “Operating partnership unaudited pro forma condensed consolidated financial information,” “Management’s discussion and analysis of financial condition and results of operations” and the Predecessor Financial Statements and notes thereto presented elsewhere herein.

The pro forma financial information may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we operated independent from MGM during the periods presented.

	(Historical)		(Pro forma)(1)
	For the year ended December 31,
(in thousands)	2014	2015	2015
			(unaudited)

Statement of Operations Data:

Revenues
Rental income	$—	$—	$552,300
Property taxes reimbursed by Tenant	—	—	48,122

Total revenues	—	—	600,422

Operating expenses
Depreciation	186,262	196,816	196,816
Property transactions, net	—	6,665	6,665
Property taxes	48,346	48,122	48,122
Property insurance	11,634	10,351	—
Other general and administrative(1)	—	—	1,650

Total operating expenses	246,242	261,954	253,253

Operating income (loss)	(246,242)	(261,954)	347,169
Interest expense	—	—	186,563

Income (loss) before income taxes	(246,242)	(261,954)	160,606
Provision for income taxes	—	—	—

Net income (loss)	$(246,242)	$(261,954)	$160,606

(1) See “Operating Partnership unaudited pro forma condensed consolidated financial information.”

	(Historical)		(Pro forma)
	For the year ended December 31,
(in thousands)	2014	2015	2015
			(unaudited)

Balance Sheet Data:

Assets
Property and equipment, net	$7,867,812	$7,793,639	$7,793,639

Total assets	$7,867,812	$7,793,639	$7,793,639

Liabilities
Long term debt, net	$—	$—	$3,258,575
Deferred tax liabilities	1,740,465	1,734,680	—

Total liabilities	1,740,465	1,734,680	3,258,575

Partners’ capital
Net Parent investment	6,127,347	6,058,959	—
General partner	—	—	—
Limited partners	—	—	4,535,064

Total partners’ capital	6,127,347	6,058,959	4,535,064

Total liabilities and partners’ capital	$7,867,812	$7,793,639	$7,793,639

Reconciliation of pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA to Net Income

Pro forma Funds from operations (“FFO”) is a financial measure that is not prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) and is considered a supplement to U.S. GAAP measures for the real estate industry. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales of property (presented below as property transactions, net), plus real estate depreciation. We have defined pro forma Adjusted Funds From Operations (“AFFO”) as FFO as adjusted for pro forma amortization of financing costs, non-cash compensation expense, and the net effect of straight-line rents. We define pro forma OP Adjusted EBITDA as pro forma net income of the Operating Partnership (computed in accordance with U.S. GAAP) excluding pro forma gains and losses from sales of property (presented below as property transactions, net), plus pro forma real estate depreciation, interest expense (including amortization of financing costs), non-cash compensation expense, and the net effect of straight-line rents. We define pro forma Further Adjusted EBITDA as Adjusted EBITDA less general and administrative expenses (excluding non-cash compensation) that are not yet contractually committed.

Pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA are useful supplemental performance measures to investors in comparing operating and financial results between periods. This is especially true since these measures exclude real estate depreciation and amortization expense and the Operating Partnership believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Operating Partnership believes such a presentation also provides investors with a more meaningful measure of the Operating Partnership’s operating results in comparison to the operating results of other REITs. Pro forma OP Adjusted EBITDA and Further Adjusted EBITDA are useful for investors to further supplement pro forma AFFO and FFO and to provide investors a performance metric which excludes interest expense and, in the case of pro forma Further Adjusted EBITDA, accounts for estimated general and administrative expenses expected to be incurred but not included in pro forma OP Adjusted EBITDA.

Pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

The following reconciles pro forma FFO, AFFO, OP Adjusted EBITDA and Further Adjusted EBITDA to pro forma net income (in thousands):

Pro forma for the year ended December 31, 2015
Net income (loss)	$160,606
Real estate depreciation	196,816
Property transactions, net	6,665

FFO	364,087
Amortization of financing costs	12,328
Non-cash compensation expense	450
Net effect of straight-line rents	(2,300)

AFFO	374,565
Interest expense	186,563
Amortization of financing costs	(12,328)

OP Adjusted EBITDA	548,800
Incremental G&A expense (excluding non-cash compensation)(1)	(11,500)

Further Adjusted EBITDA	$537,300

(1) Includes the midpoint of estimated incremental general and administrative costs of approximately $10 million to $13 million that are not yet contractually committed.

Operating partnership unaudited pro forma condensed consolidated financial information

We are a newly formed limited partnership formed in Delaware on January 6, 2016 through which our parent, MGP, will conduct its operations. Following the IPO, MGP will be a publicly traded, controlled REIT primarily engaged in owning, acquiring and leasing large-scale casino resort properties, which include casino gaming, hotel, convention, dining, entertainment, retail and mixed-use facilities, and other resort amenities.

In connection with MGP’s IPO, MGM will engage in the Formation Transactions in which certain subsidiaries of MGM will transfer the real estate assets that comprise our Properties to newly formed property company subsidiaries that are controlled by MGM (each a “Property Holdco”) that will be indirectly owned by MGM, with 100% of the ownership interests in the Property Holdcos subsequently transferred to us in exchange for partnership units in the Operating Partnership (the “Operating Partnership Units”). The Property Holdcos will then be contributed to a subsidiary of the Operating Partnership, and subsequently merge into a single Property Holdco, the Landlord, which is the lessor under the Master Lease. In light of the foregoing, such real estate assets and related operations are referred to as our predecessor (the “Predecessor” or “Propco”). Following the proposed Formation Transactions, a wholly owned subsidiary of MGP will be our general partner and operate and control all of our business affairs and consolidate our financial results, including those of our subsidiaries. The above Formation Transactions are considered to be between legal entities under common control under U.S. GAAP.

The following unaudited pro forma condensed consolidated financial information presents our unaudited pro forma condensed consolidated balance sheet as of December 31, 2015, as if the Formation Transactions had occurred on December 31, 2015. Our unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 is presented as if the Formation Transactions had occurred on January 1, 2015, and has been derived from our Predecessor Financial Statements included elsewhere in this offering memorandum. This unaudited condensed consolidated pro forma financial information and other data should be read in conjunction with our Predecessor Financial Statements and notes thereto included elsewhere in this offering memorandum.

The following unaudited pro forma condensed consolidated financial information and explanatory notes present how the financial statements may have appeared had the capital structure reflected the Formation Transactions and related transactions as of the dates noted above.

The following unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the Formation Transactions and related transactions been completed on January 1, 2015 or as of December 31, 2015, as the case may be.

Unaudited pro forma condensed consolidated balance sheet

As of December 31, 2015

(in thousands)

	As of December 31, 2015	As of January 6, 2016	Pro forma adjustments		As of December 31, 2015
	Historical Predecessor (a)	Operating Partnership at date of inception			Pro forma Operating Partnership

Assets
Property and equipment, net	$7,793,639	$—	$—		$7,793,639

Total assets	$7,793,639	$—	$—		$7,793,639

Liabilities
Long term debt, net	$—	$—	$3,258,575	(b)	$3,258,575
Deferred tax liabilities	1,734,680	—	(1,734,680)	(c)	—

Total liabilities	1,734,680	—	1,523,895		3,258,575

Partners’ capital
Net Parent investment	6,058,959	—	(6,058,959)	(b)(c)	—
General partner	—	—	—		—
Limited partners	—	—	4,535,064	(b)(c)	4,535,064

Total partners’ capital	6,058,959	—	(1,523,895)		4,535,064

Total liabilities and partners’ capital	$7,793,639	$—	$—		$7,793,639

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Unaudited pro forma condensed consolidated statement of operations

For the year ended December 31, 2015

(in thousands)

	Year ended December 31, 2015	As of January 6, 2016			Year ended December 31, 2015
	Historical Predecessor (aa)	Operating Partnership at date of inception	Pro forma adjustments		Pro forma Operating Partnership
Revenues Rental income	$—	$—	$552,300	(bb)	$552,300
Property taxes reimbursed by Tenant	—	—	48,122	(cc)	48,122

Total revenues	—	—	600,422		600,422

Operating expenses
Depreciation	196,816	—	—		196,816
Property transactions, net	6,665	—	—		6,665
Property taxes	48,122	—	—		48,122
Property insurance	10,351	—	(10,351)	(dd)	—
Other general and administrative	—	—	1,650	(ee)	1,650

Total operating expenses	261,954	—	(8,701)		253,253

Operating income (loss)	(261,954)	—	609,123		347,169
Interest expense	—	—	186,563	(ff)	186,563

Income (loss) before income taxes	(261,954)	—	422,560		160,606
Provision for income taxes	—	—	—		—

Net income (loss)	$(261,954)	—	$422,560		$160,606

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Pro forma condensed consolidated financial information

Note 1—Balance sheet pro forma adjustments

(a) Represents the historical amounts of our Predecessor, including the historical cost of real estate assets to be acquired by us. The assets of the Properties transferred pursuant to the Formation Transactions will be recorded at historical cost as the Formation Transactions do not result in a change in control of the assets. Following the Formation Transactions, we will consolidate the assets and liabilities of the Predecessor.

(b) Represents the net proceeds from the IPO and the indebtedness to be incurred by us described below, offset by their respective financing costs in connection with the Formation Transactions, as well as the assumption and repayment of the indebtedness under the approximately $4.0 billion of liabilities from MGM and certain subsidiaries of MGM under bridge facilities (the “Bridge Facilities”) assumed by us.

We estimate that proceeds from the IPO of approximately $800.0 million will be used to purchase Operating Partnership Units representing economic interests in the Operating Partnership. We will use the proceeds to repay a portion of the indebtedness assumed by us in connection with the Formation Transactions.

In addition, we are expected to incur approximately $3.4 billion principal amount of new indebtedness. The net proceeds of such new indebtedness will be used to refinance the Bridge Facilities. Debt issuance costs of $91.4 million incurred in connection with obtaining the Revolving Credit Facility, the Term Loan Facilities and the notes to be issued in this offering are offset against the carrying amount of the debt. In the event that the gross proceeds from the IPO are less than the $800.0 million that MGP expects to raise, we expect to incur additional indebtedness under our Revolving Credit Facility equal to the difference, but not exceeding $300.0 million of total outstanding indebtedness under the Revolving Credit Facility on the date all of the Formation Transactions are consummated (the “Transaction Consummation Date”). In addition, to the extent the underwriters in the IPO exercise their overallotment option to purchase additional shares in the IPO, we expect MGP to contribute such additional proceeds to the Operating Partnership to purchase additional Operating Partnership Units, and the Operating Partnership expects to use such additional proceeds to reduce outstanding indebtedness under the Revolving Credit Facility. No assurance can be given that the underwriters will exercise such overallotment option.

The weighted average interest rate on our indebtedness under the Revolving Credit Facility, the Term Loan Facilities and the notes to be issued in this offering is expected to be 5.2%.

For purposes of this pro forma presentation, the net issuance proceeds from the IPO, the Financing and debt issuance costs have been applied to the pro forma condensed consolidated balance sheet assuming they had occurred on December 31, 2015.

Cash and cash equivalents includes the following cash inflows and cash outflows (in thousands):

Sources		Uses
Proceeds from MGP’s purchase of Operating Partnership Units	$741,425	Repayment of the Bridge Facilities	$4,000,000
Proceeds from debt issuance	3,350,000	Debt issuance costs	91,425

	$4,091,425		$4,091,425

Long term debt represents the following (in thousands):
Proceeds from debt issuance	$3,350,000
Debt issuance costs	(91,425)
Bridge Facilities assumed by us	4,000,000
Repayment of the Bridge Facilities	(4,000,000)

	$3,258,575

(c) Represents the reversal of the historical deferred tax liability associated with the transferred property and equipment. The deferred tax liability will be retained by MGM upon MGM’s contribution of the Properties to us. As we are organized as a partnership, we are not a taxable entity for federal and state income tax purposes.

Note 2—Statement of operations pro forma adjustments

(aa) Represents the historical amounts of our Predecessor, including the historical expenses directly associated with real estate assets to be contributed to us, comprised of depreciation, property tax, and property insurance expenses. The assets of the Properties transferred pursuant to the Formation Transactions will be recorded at the historical cost as the Formation Transactions do not result in a change in control of the assets. Following the Formation Transactions, we will consolidate the results of operations of the Predecessor.

(bb) Represents rental income associated with the rent from the Master Lease. The base rent component of rent under the Master Lease (the “Base Rent”) includes a fixed annual rent escalator of 2.0% for the second through the sixth lease years (as defined in the Master Lease). Thereafter, the annual escalator of 2.0% will be subject to the Tenant and, without duplication, the MGM operating subsidiary sublessees of our Tenant collectively, meeting an adjusted net revenue to rent ratio of 6.25:1.00 based on their adjusted net revenue from the leased properties subject to the Master Lease (excluding net revenue attributable to certain scheduled subleases). The percentage rent component of rent under the Master Lease (the “Percentage Rent”) will initially be a fixed amount for approximately the first six lease years and will then be adjusted every five years based on the average actual annual adjusted net revenues from the leased properties subject to the Master Lease at such time (excluding net revenue attributable to certain scheduled subleases) for the trailing five-calendar-year period. Base Rent and Percentage Rent that is known at the lease commencement date will be recorded on a straight-line basis over the initial non-cancelable lease term and any reasonably assured renewal terms.

For the year ended December 31, 2015, pro forma rental revenue recognized is $552.3 million compared to total lease payments due under the Master Lease of $550.0 million. The difference of $2.3 million is an adjustment to recognize fixed amounts due under the Master Lease on a straight-line basis over the lease term.

(cc) Represents revenue for the property taxes paid by the Tenant under the Master Lease with an offsetting expense recorded in operating expenses, as one of our subsidiaries is the primary obligor.

(dd) Represents the elimination of property insurance expense, which will be paid directly by the Tenant under the terms of the Master Lease.

(ee) Represents expense related to the base salary and annual equity awards pursuant to the employment agreements with our Chief Executive Officer and Chief Financial Officer. Any amount related to equity awards for our Chief Executive Officer and Chief Financial Officer that are not factually supportable have been excluded.

In addition, we also expect to incur fees pursuant to a corporate services agreement (the “Corporate Services Agreement”) in connection with financial, administrative and operational support services provided by MGM, including accounting and finance support, human resources support, legal and regulatory compliance support, insurance advisory services, internal audit services, governmental affairs monitoring and reporting services, information technology support, construction services, and various other support services, which will be based on costs MGM incurs directly related to providing services under the agreement. Such amounts will be based on an allocation of costs incurred by MGM in the future. As a result, such amounts are not factually supportable and an adjustment for these amounts has been excluded.

We estimate that general and administrative costs, including costs incurred under the Corporate Services Agreement, could result in incremental general and administrative expenses of $10 million to $13 million per year (excluding non-cash compensation that is not factually supportable).

(ff) Represents interest expense related to borrowings that will be incurred by us under the Financing, including the amortization of debt issuance costs associated with the Financing. It is estimated that a one-eighth percentage change in the annual interest rates on our variable rate obligations would change annual interest expense by $2.8 million. In addition, in the event that the gross proceeds from the IPO are less than the $800.0 million that MGP expects to raise, we expect to incur additional indebtedness under our Revolving Credit Facility equal to the difference, but not exceeding $300.0 million of total outstanding indebtedness under the Revolving Credit Facility on the Transaction Consummation Date. To the extent the underwriters in the IPO exercise their overallotment option to purchase additional shares in the IPO, we expect MGP to contribute such additional proceeds to the Operating Partnership to purchase additional Operating Partnership Units, and the Operating Partnership expects to use such additional proceeds to reduce outstanding indebtedness under the Revolving Credit Facility. No assurance can be given that the underwriters in the IPO will exercise such overallotment option. It is estimated that a $100 million change in borrowings that will be incurred by us in connection with the Financing would change annual interest expense by $3.0 million. See Note 1(b).

Contractual obligations and commitments

Information concerning our obligations and commitments to make future payments under contracts such as our anticipated indebtedness is included in the following table.

	Payments due by period
Contractual obligations	Total	Within 1 Year	1-3 Years	4-5 Years	After 5 Years
(in thousands)

Pro forma data (unaudited):
Pro forma long-term debt(1)	$4,562,774	$205,484	$406,630	$775,846	$3,174,814

Total Pro forma contractual obligations	$4,562,774	$205,484	$406,630	$775,846	$3,174,814

(1) Including estimated interest payments.

Annex I

Unaudited reconciliation of non-U.S. GAAP measures of MGM

The following table presents a reconciliation of MGM’s Adjusted EBITDA to net income (loss), each as reported by MGM:

	Year ended
	December 31, 2008	December 31, 2009	December 31, 2010	December 31, 2011	December 31, 2012	December 31, 2013	December 31, 2014	December 31, 2015
	(in thousands)
Adjusted EBITDA	$1,882,441	$1,107,099	$972,389	$1,603,771	$1,747,981	$2,124,581	$2,219,562	$2,238,920
Preopening and start-up expenses	(23,059)	(53,013)	(4,247)	316	(2,127)	(13,314)	(39,257)	(71,327)
Property transactions, net	(1,277,132)	(1,328,689)	(1,454,349)	3,318,838	(696,806)	(124,761)	(41,002)	(1,503,942)
Depreciation and amortization	(778,236)	(689,273)	(633,423)	(817,146)	(927,697)	(849,225)	(815,765)	(819,883)

Operating income	(195,986)	(963,876)	(1,119,630)	4,105,779	121,351	1,137,281	1,323,538	(156,232)

Non-operating income (expense):
Interest expense, net of amounts capitalized	(609,286)	(775,431)	(1,113,580)	(1,086,832)	(1,116,358)	(857,347)	(817,061)	(797,579)
Other, net	69,901	(273,286)	11,807	(181,938)	(739,206)	(217,744)	(95,591)	(92,432)

	(539,385)	(1,048,717)	(1,101,773)	(1,268,770)	(1,855,564)	(1,075,091)	(912,652)	(890,011)

Income before income taxes	(735,371)	(2,012,593)	(2,221,403)	2,837,009	(1,734,213)	62,190	410,886	(1,046,243)
Provision for income taxes	(186,298)	720,911	780,825	401,116	117,301	(20,816)	(283,708)	6,594

Net income (loss)	(921,669)	(1,291,682)	(1,440,578)	3,238,125	(1,616,912)	41,374	127,178	(1,039,649)
Less: Net income attributable to noncontrolling interests	—	—	—	(120,307)	(150,779)	(213,108)	(277,051)	591,929

Net income (loss) attributable to MGM Resorts International	$(921,669)	$(1,291,682)	$(1,440,578)	$3,117,818	$(1,767,691)	$(171,734)	$(149,873)	$(447,720)

The following tables present reconciliations of MGM’s operating income (loss) to Adjusted Property EBITDA and Adjusted EBITDA, each as reported by MGM:

	Year ended December 31, 2015
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
	(in thousands)
Bellagio	$303,858	$—	$1,085	$90,442	$395,385
MGM Grand Las Vegas	206,896	—	110	73,260	280,266
Mandalay Bay	120,142	—	3,599	79,733	203,474
The Mirage	66,069	115	1,729	44,562	112,475
Luxor	49,369	(2)	94	37,708	87,169
New York-New York	81,618	(74)	4,931	19,982	106,457
Excalibur	67,545	—	111	14,591	82,247
Monte Carlo	55,594	—	3,219	27,149	85,962
Circus Circus Las Vegas	27,305	280	21	15,639	43,245
MGM Grand Detroit	131,016	—	(36)	23,999	154,979
Beau Rivage	62,613	—	(5)	26,235	88,843
Gold Strike Tunica	34,362	—	221	11,440	46,023
Other resort operations	2,975	—	—	466	3,441

Wholly owned domestic resorts	1,209,362	319	15,079	465,206	1,689,966

MGM China	(1,212,377)	13,863	1,472,128	266,267	539,881
Unconsolidated resorts	254,408	3,475	—	—	257,883
Management and other operations	27,395	1,179	1,080	7,765	37,419

	278,788	18,836	1,488,287	739,238	2,525,149

Stock compensation	(32,125)	—	—	—	(32,125)
Corporate	(402,895)	52,491	15,655	80,645	(254,104)

	$(156,232)	$71,327	$1,503,942	$819,883	$2,238,920

	Year ended December 31, 2014
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
	(in thousands)
Bellagio	$304,144	$—	$900	$88,658	$393,702
MGM Grand Las Vegas	174,297	197	(667)	81,027	254,854
Mandalay Bay	95,449	1,133	2,307	76,737	175,626
The Mirage	57,338	452	2,464	49,900	110,154
Luxor	31,801	2	432	37,849	70,084
New York-New York	75,360	732	427	18,586	95,105
Excalibur	52,915	—	500	14,804	68,219
Monte Carlo	48,937	1,507	290	21,046	71,780
Circus Circus Las Vegas	8,135	85	61	15,334	23,615
MGM Grand Detroit	118,755	—	2,728	23,315	144,798
Beau Rivage	43,152	—	1,000	26,109	70,261
Gold Strike Tunica	27,460	—	392	12,480	40,332
Other resort operations	(2,318)	—	336	1,759	(223)

Wholly owned domestic resorts	1,035,425	4,108	11,170	467,604	1,518,307

MGM China	547,977	9,091	1,493	291,910	850,471
Unconsolidated resorts	62,919	917	—	—	63,836
Management and other operations	26,152	359	415	9,058	35,984

	1,672,473	14,475	13,078	768,572	2,468,598

Stock compensation	(28,372)	—	—	—	(28,372)
Corporate	(320,563)	24,782	27,924	47,193	(220,664)

	$1,323,538	$39,257	$41,002	$815,765	$2,219,562

	Year ended December 31, 2013
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
	(in thousands)
Bellagio	$261,321	$—	$470	$96,968	$358,759
MGM Grand Las Vegas	149,602	—	2,220	84,310	236,132
Mandalay Bay	78,096	1,903	2,823	84,332	167,154
The Mirage	63,090	—	4,722	49,612	117,424
Luxor	21,730	802	2,177	36,852	61,561
New York-New York	65,006	—	3,533	20,642	89,181
Excalibur	49,184	—	69	14,249	63,502
Monte Carlo	45,597	791	3,773	18,780	68,941
Circus Circus Las Vegas	(1,596)	—	1,078	17,127	16,609
MGM Grand Detroit	135,516	—	(2,402)	22,575	155,689
Beau Rivage	38,015	—	(260)	29,182	66,937
Gold Strike Tunica	22,767	—	1,330	13,390	37,487
Other resort operations	(21,951)	—	23,018	2,243	3,310

Wholly owned domestic resorts	906,377	3,496	42,551	490,262	1,442,686

MGM China	501,021	9,109	390	303,589	814,109
Unconsolidated resorts	68,322	507	—	—	68,829
Management and other operations	13,749	189	4	11,835	25,777

	1,489,469	13,301	42,945	805,686	2,351,401

Stock compensation	(26,112)	—	—	—	(26,112)
Corporate	(326,076)	13	81,816	43,539	(200,708)

	$1,137,281	$13,314	$124,761	$849,225	$2,124,581

	Year ended December 31, 2012
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
	(in thousands)
Bellagio	$206,679	$—	$2,101	$94,074	$302,854
MGM Grand Las Vegas	94,529	—	6,271	79,926	180,726
Mandalay Bay	64,818	830	3,786	77,327	146,761
The Mirage	65,266	—	929	51,423	117,618
Luxor	20,777	—	4,794	37,689	63,260
New York-New York	68,591	—	581	21,333	90,505
Excalibur	43,978	—	5	17,805	61,788
Monte Carlo	38,418	—	1,328	18,935	58,681
Circus Circus Las Vegas	4,514	—	106	19,452	24,072
MGM Grand Detroit	130,564	641	922	33,543	165,670
Beau Rivage	40,713	—	(50)	30,698	71,361
Gold Strike Tunica	27,420	—	(53)	13,102	40,469
Other resort operations	(904)	—	(14)	2,373	1,455

Wholly owned domestic resorts	805,363	1,471	20,706	497,680	1,325,220

MGM China	302,092	—	2,307	374,946	679,345
Unconsolidated resorts	(17,456)	656	—	—	(16,800)
Management and other operations	(4,258)	—	—	14,205	9,947

	1,085,741	2,127	23,013	886,831	1,997,712

Stock compensation	(33,974)	—	—	—	(33,974)
Corporate	(930,416)	—	673,793	40,866	(215,757)

	$121,351	$2,127	$696,806	$927,697	$1,747,981

	Year ended December 31, 2011
	Operating income (loss)	Preopening and start-up expenses	Gain on MGM China transaction and Property transactions, net	Depreciation and amortization	Adjusted EBITDA
	(in thousands)
Bellagio	$203,026	$—	$2,772	$96,699	$302,497
MGM Grand Las Vegas	71,762	—	232	77,142	149,136
Mandalay Bay	84,105	—	531	84,488	169,124
The Mirage	41,338	—	1,559	59,546	102,443
Luxor	39,866	—	112	38,103	78,081
New York-New York	63,824	—	(76)	23,536	87,284
Excalibur	44,428	—	646	20,183	65,257
Monte Carlo	35,059	—	131	22,214	57,404
Circus Circus Las Vegas	4,040	—	(1)	18,905	22,944
MGM Grand Detroit	125,235	—	1,415	39,369	166,019
Beau Rivage	30,313	—	58	39,649	70,020
Gold Strike Tunica	15,991	—	36	13,639	29,666
Other resort operations	(86,012)	—	80,120	4,133	(1,759)

Wholly owned domestic resorts	672,975	—	87,535	537,606	1,298,116

MGM China	137,440	—	1,120	221,126	359,686
MGM Macau (50%)	115,219	—	—	—	115,219
CityCenter (50%)	(56,291)	—	—	—	(56,291)
Other unconsolidated resorts	79,368	—	—	—	79,368
Management and other operations	(13,813)	(316)	—	14,416	287

	934,898	(316)	88,655	773,148	1,796,385

Stock compensation	(36,528)	—	—	—	(36,528)
Corporate	3,207,409	—	(3,407,493)	43,998	(156,086)

	$4,105,779	$(316)	$(3,318,838)	$817,146	$1,603,771

	Year ended December 31, 2010
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
	(in thousands)
Bellagio	$174,355	$—	$(17)	$96,290	$270,628
MGM Grand Las Vegas	84,359	—	127	78,607	163,093
Mandalay Bay	29,859	—	2,892	91,634	124,385
The Mirage	36,189	—	(207)	66,124	102,106
Luxor	18,822	—	257	42,117	61,196
New York-New York	41,845	—	6,880	27,529	76,254
Excalibur	39,534	—	803	22,899	63,236
Monte Carlo	5,020	185	3,923	24,427	33,555
Circus Circus Las Vegas	(5,366)	—	230	20,741	15,605
MGM Grand Detroit	115,040	—	(327)	40,460	155,173
Beau Rivage	21,564	—	349	39,374	61,287
Gold Strike Tunica	26,115	—	(540)	14,278	39,853
Other resort operations	(6,391)	—	20	5,413	(958)

Wholly owned domestic resorts	580,945	185	14,390	569,893	1,165,413
Macau (50%)	129,575	—	—	—	129,575
CityCenter (50%)	(253,976)	3,494	—	—	(250,482)
Other unconsolidated resorts	84,940	—	—	—	84,940
Management and other operations	(27,084)	568	—	14,358	(12,158)

	514,400	4,247	14,390	584,251	1,117,288

Stock compensation	(34,988)	—	—	—	(34,988)
Corporate	(1,599,042)	—	1,439,959	49,172	(109,911)

	$(1,119,630)	$4,247	$1,454,349	$633,423	$972,389

	Year ended December 31, 2009
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
	(in thousands)
Bellagio	$157,079	$—	$2,326	$115,267	$274,672
MGM Grand Las Vegas	123,378	—	30	90,961	214,369
Mandalay Bay	65,841	948	(73)	93,148	159,864
The Mirage	74,756	—	313	66,049	141,118
Luxor	37,527	(759)	181	39,218	76,167
Treasure Island (1)	12,730	—	(1)	—	12,729
New York-New York	45,445	—	1,631	31,479	78,555
Excalibur	47,973	—	(16)	24,173	72,130
Monte Carlo	16,439	—	(4,740)	24,895	36,594
Circus Circus Las Vegas	4,015	—	(9)	23,116	27,122
MGM Grand Detroit	90,183	—	7,336	40,491	138,010
Beau Rivage	16,234	—	157	49,031	65,422
Gold Strike Tunica	29,010	—	(209)	16,250	45,051
Other resort operations	(4,172)	—	(57)	5,988	1,759

Wholly owned domestic resorts	716,438	189	6,869	620,066	1,343,562
Macau (50%)	24,615	—	—	—	24,615
CityCenter (50%)	(260,643)	52,009	—	—	(208,634)
Other unconsolidated resorts	96,132	815	—	—	96,947
Management and other operations	7,285	—	2,473	8,564	18,322

	583,827	53,013	9,342	628,630	1,274,812
Stock compensation	(36,571)	—	—	—	(36,571)
Corporate	(1,511,132)	—	1,319,347	60,643	(131,142)

	$(963,876)	$53,013	$1,328,689	$689,273	$1,107,099

(1) Treasure Island was sold in March 2009.

	Year ended December 31, 2008
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
	(in thousands)
Bellagio	$257,415	$—	$1,130	$133,755	$392,300
MGM Grand Las Vegas	170,049	443	2,639	97,661	270,792
Mandalay Bay	145,005	11	1,554	101,925	248,495
The Mirage	99,061	242	6,080	62,968	168,351
Luxor	84,948	1,116	2,999	43,110	132,173
Treasure Island (1)	63,454	—	1,828	37,729	103,011
New York-New York	74,276	726	3,627	32,830	111,459
Excalibur	83,953	—	961	25,235	110,149
Monte Carlo	46,788	—	(7,544)	25,380	64,624
Circus Circus Las Vegas	33,745	—	5	22,401	56,151
MGM Grand Detroit	77,671	135	6,028	53,674	137,508
Beau Rivage	22,797	—	76	48,150	71,023
Gold Strike Tunica	15,093	—	2,326	13,981	31,400
Other resort operations	(5,367)	—	2,718	6,244	3,595

Wholly owned domestic resorts	1,168,888	2,673	24,427	705,043	1,901,031
Macau (50%)	11,898	—	—	—	11,898
CityCenter (50%)	(36,821)	17,270	—	—	(19,551)
Other unconsolidated resorts	101,297	3,011	—	—	104,308
Management and other operations	6,609	—	—	10,285	16,894

	1,251,871	22,954	24,427	715,328	2,014,580
Stock compensation	(36,277)	—	—	—	(36,277)
Corporate	(1,411,580)	105	1,252,705	62,908	(95,862)

	$(195,986)	$23,059	$1,277,132	$778,236	$1,882,441

(1) Treasure Island was sold in March 2009.

Annex II

Calculation of MGM historical corporate rent coverage ratio(1)

The following table presents the formulation used to calculate MGM’s corporate rent coverage ratio.

	Year ended December 31,
	2008	2009	2010	2011	2012	2013	2014	2015
	(unaudited, in thousands)
Adjusted EBITDA related to:
Wholly owned domestic resorts	$1,901,031	$1,343,562	$1,165,413	$1,298,116	$1,325,220	$1,442,686	$1,518,307	$1,689,966
Management and other operations	16,894	18,322	(12,158)	287	9,947	25,777	35,984	37,419
Corporate (excluding stock-based compensation)	(95,862)	(131,142)	(109,911)	(156,086)	(215,757)	(200,708)	(220,664)	(254,104)

	$1,822,063	$1,230,742	$1,043,344	$1,142,317	$1,119,410	$1,267,755	$1,333,627	$1,473,281

Corporate Rent Coverage Ratio excluding dividends and distributions received by MGM	3.3x	2.2x	1.9x	2.1x	2.0x	2.3x	2.4x	2.7x
Dividends and distributions received by MGM(2):
CityCenter	—	—	—	—	—	—	—	200,000
MGM China	—	—	192,355	30,513	203,886	312,225	389,739	304,159
Grand Victoria	41,125	33,750	33,500	30,000	22,000	16,275	15,450	16,850
Borgata	19,579	60,136	113,422	—	—	—	—	14,094

	$60,704	$93,886	$339,277	$60,513	$225,886	$328,500	$405,189	$535,103

	$1,882,767	$1,324,628	$1,382,621	$1,202,830	$1,345,296	$1,596,255	$1,738,816	$2,008,384

Corporate Rent Coverage Ratio	3.4x	2.4x	2.5x	2.2x	2.4x	2.9x	3.2x	3.7x

(1) MGM’s Corporate Rent Coverage Ratio is calculated by dividing (a) the sum of Adjusted EBITDA as reported by MGM related to wholly owned domestic resorts, management and other operations, and corporate (excluding stock-based compensation), plus dividends and distributions received by MGM from CityCenter, Borgata, Grand Victoria and MGM China, by (b) year one rent under the Master Lease of $550.0 million.

(2) Represents special and ordinary dividends and other cash distributions actually received by MGM from CityCenter, Borgata, Grand Victoria and MGM China for the periods indicated. Dividends and distributions are made at the discretion of each relevant entity’s board of directors or similar body, and depend on several factors, including financial position, results of operations, cash flows, capital requirements, debt covenants, and applicable law, among others. Accordingly, historical dividends and distributions may not be indicative of future dividends or distributions and should not be relied upon as an indicator of MGM’s corporate rent coverage ratio for future periods.